Exhibit 16

                      TRANSACTIONS IN SHARES OF THE COMPANY

The Reporting Persons engaged in the following transactions in Shares of the Company since the filing of Amendment No. 7. All such transactions involved purchases of Shares and were effected on The American Stock Exchange.

  Reporting Person                                                           Price per Share
     with Direct                Date of                                         (Excluding
Beneficial Ownership          Transaction           Number of Shares           Commissions)
----------------------     ------------------     ---------------------    ---------------------
      Kingsley                  4/18/02                  6,000                     2.9425
      Kingsley                  4/19/02                  7,000                     3.0
      Kingsley                  4/23/02                  2,500                     2.972
      Kingsley                  4/26/02                  2,000                     2.835
      Kingsley                  4/29/02                  4,000                     2.75
      Kingsley                  5/8/02                   4,000                     2.67
      Kingsley                  5/8/02                   5,000                     2.85
      Kingsley                  5/9/02                   8,000                     2.5338
      Kingsley                  5/10/02                  11,500                    2.527
      Kingsley                  5/13/02                  5,000                     2.4912
      Kingsley                  5/14/02                  22,200                    2.4928
      Kingsley                  5/15/02                  15,500                    2.4871
      Kingsley                  5/15/02                  1,800                     2.406
      Kingsley                  5/16/02                  1,500                     2.46
      Kingsley                  5/16/02                  17,500                    2.4866
      Kingsley                  5/20/02                  5,000                     2.6
      Kingsley                  5/21/02                  7,000                     2.5357
      Kingsley                  5/22/02                  7,400                     2.6161
      Kingsley                  5/23/02                  8,000                     2.96525
      Kingsley                  5/24/02                  5,000                     2.796
      Kingsley                  5/29/02                  5,000                     2.742
      Kingsley                  5/30/02                  10,000                    2.6552
      Kingsley                  5/31/02                  11,100                    2.801